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                                                                     Exhibit 1.8


                   [FORM OF STOCKHOLDER LOCK-UP AGREEMENT]

    AGREEMENT, dated March       , 1997, between Natural Wonders, Inc., a
Delaware corporation (the "Buyer") and       , a stockholder (the "Holder") of
What A World!, Inc. (the "Corporation").

    In order to induce the Buyer to enter into the Asset Purchase Agreement (the "Purchase Agreement") dated as of the date hereof among the Buyer and the Corporation providing for the sale of substantially all of the assets of the Corporation to the Buyer, the Holder and the Buyer hereby agree as set forth below:

    1. The Holder represents and warrants that he owns of record and beneficially, and has good and marketable title to (free and clear of any lien,
pledge, charge or other encumbrance) an aggregate of       shares of the
Corporation's common stock, par value $.01 per share (the "Common Stock").

    2. The Holder hereby irrevocably appoints Ms. Kathleen M. Chatfield or Mr. Michael J. Waide, the President and Chief Financial Officer of the Buyer, respectively, as his proxy and attorney-in-fact, with full power of substitution, on behalf of and in the name of the Holder, to represent the Holder at any meeting of the stockholders of the Corporation held, or to sign any written consents executed, during the term of this Agreement for the sole purpose of voting upon the proposed sale of substantially all of the Corporation's assets to the Buyer as contemplated by the Purchase Agreement. The Holder acknowledges that the proxy and power of attorney granted hereby, inasmuch as it is granted in conjunction with the proposed asset sale as contemplated by the Purchase Agreement, is coupled with an interest.

    3. The Holder agrees as follows:

        (i) from and after the date hereof through the Closing (as defined in the Purchase Agreement), to refrain from transferring, selling, pledging, assigning or otherwise disposing of any of the shares of Common Stock presently owned or hereafter acquired by him to any person, provided, however, that the Holder may donate all or a portion of the Common Stock if the donee, simultaneously with the donation, signs and delivers to Buyer an agreement substantially similar to this Agreement;
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        (ii) from and after the date hereof through the Closing, to refrain from soliciting or engaging in negotiations or discussions with respect to or entering into any agreement with any person (except the Buyer or a wholly-owned subsidiary thereof) for such transfer, sale, pledge, assignment or disposition;

       (iii) from and after the date hereof through the Closing, to use his best efforts to cause the Corporation to comply with the terms of the Purchase Agreement; and

        (iv) subject to applicable laws, including without limitation, federal securities laws, from and after the date hereof through the Closing, to refrain from issuing any public statement or communication regarding the matters contemplated hereby without first notifying the Buyer and the Corporation and providing them with a copy of the text thereof;

    4. The Holder acknowledges that this Agreement and the proxy granted hereunder are provided in furtherance of Buyer's proposal to acquire substantially all of the assets of the Corporation and that money damages are not an adequate remedy. The Holder hereby agrees that in the event of any breach of this Agreement by the Holder, Buyer shall be entitled to equitable relief of specific performance of the terms hereof; provided that nothing herein shall be deemed to constitute a waiver by Buyer of any other remedy available to it hereunder, in law or in equity.

    5. This Agreement is binding upon the parties and their respective heirs, administrators, successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other party.

    6. This Agreement shall be construed in accordance with the laws of the State of Delaware.

    7. This Agreement may be amended or modified but only by a writing signed by the parties hereto or their respective successors and assigns.

    8. The Agreement shall terminate upon the earlier to occur of (i) the Closing or (ii) the termination of the Purchase Agreement in accordance with the terms thereof.

    9. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



NATURAL WONDERS, INC.



By:
   -------------------------------
   Name:
   Title:




----------------------------------
[Stockholder]

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